POWER OF ATTORNEY

                  KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Christie S. Flanagan, Renee Nichols Tucei, and Vanessa L. Washington or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, in connection with the GOLDEN STATE HOLDINGS INC. (the "Corporation") Annual Report on Form 10-K for the year ended December 31, 2000 under the Securities Exchange Act of 1934, as amended including, without limiting the generality of the foregoing, to sign the Form 10-K in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, and any amendments to the Form 10-K and any instrument, contract, document or other writing, of or in connection with the Form 10-K or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission, the Office of Thrift Supervision, or other appropriate regulatory authority and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has signed these presents this 19 day of March 2001.
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                                                          /s/Howard Gittis
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                                                             Howard Gittis